UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): May 27, 2020

GTT COMMUNICATIONS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35965	20-2096338
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7900 Tysons One Place

Suite 1450

McLean, VA 22102

(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (703) 442-5500

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (See General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common Stock, par value $.0001 per share	GTT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of Chief Operating Officer

GTT Communications, Inc. (the “Company”) announced on July 6, 2020 that Don MacNeil has been appointed as the Company’s Chief Operating Officer, effective as of July 6, 2020.

Mr. MacNeil, age 55, most recently served as Chief Executive Officer of FiberLight, LLC, since December 2017, after a four-month tenure as the Chief Operations Officer of FiberLight since August 2017. FiberLight is a fiber infrastructure provider with deep construction experience building mission-critical, high-bandwidth networks, and Mr. MacNeil was responsible for the company’s strategy, operations and financial performance. Prior to FiberLight, from August 2015 to August 2017, Mr. MacNeil was the Chief Technology Officer at EdgeConneX Inc., a company specializing in global data center solutions at the edge of the network, where he was responsible for the identification and introduction of new technologies and product capabilities to address evolving market needs. From March 2015 until August 2015, Mr. MacNeil was a partner with Invictus International, where he provided telecommunications consulting service across a wide range of applications. Prior to Invictus, from 2000 until March 2015, he served in a series of increasingly responsible positions at XO Communications, Inc., ultimately serving as Executive Vice President and Chief Operating Officer. Mr. MacNeil served 27 years in the U.S. Navy, both on active and reserve assignments, attaining the rank of Captain. Mr. MacNeil holds an MBA from the College of William and Mary, an M.S. in Physics from the Naval Postgraduate School and a B.S. in Naval Architecture from the United States Naval Academy.

Pursuant to his employment agreement, Mr. MacNeil’s salary will be at the rate of $400,000 per annum and he will be eligible to participate in the Company’s benefit plans. Mr. MacNeil will be eligible to earn an annual discretionary bonus of up to 70% of his annual salary (prorated in 2020), with the bonus formula and annual target bonus amount being subject to review and adjustment in accordance with the Company’s customary practices concerning compensation for similarly situated employees. Mr. MacNeil will be granted 75,000 shares of restricted common stock in the Company on his start date, which will vest in equal annual installments over a four year term, with 25% vesting on the first anniversary of the grant and the remainder vesting in equal quarterly installments thereafter. Mr. MacNeil will receive a performance grant of 12,500 shares of restricted common stock in the Company on his start date, which will start to vest if the Company completes a sale of its Infrastructure Division on terms approved by the Board of Directors on or before December 31, 2021, with vesting occurring over the two year period after such completion in eight equal quarterly installments (time vesting may occur after December 31, 2021). In addition, Mr. MacNeil will receive a performance grant of 12,500 shares of restricted common stock in the Company on his start date, which will start to vest once the Company has achieved a longer term leverage target of the Company’s debt less cash not exceeding four times the Company’s quarterly adjusted earnings before interest, tax depreciation and amortization (EBITDA). These longer term performance shares will vest over the one year period after the leverage target is achieved in four equal quarterly installments, provided with respect to each such quarter that the leverage target is maintained (time vesting may occur after December 31, 2023). The vesting of Mr. MacNeil’s equity awards will be accelerated in full upon a change of control of the Company. In the event the Company terminates Mr. MacNeil’s employment without cause or Mr. MacNeil terminates his employment for ‘good reason’, then, subject to certain conditions, the Company will pay severance to him in the form of salary and health benefit continuation for a period of twelve months, a prorated bonus for the year in which such termination occurs and the full amount of the target bonus he would have been eligible to receive for the twelve month period after his termination. The foregoing description of Mr. MacNeil’s employment agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the employment agreement, which is filed as Exhibit 10.1 to this Form 8-K and incorporated herein by reference.

There are no arrangements or understandings between Mr. MacNeil and any other persons pursuant to which Mr. MacNeil was elected as the Company’s Chief Operating Officer. With respect to the disclosure required by Item 401(d) of Regulation S-K, there are no family relationships between Mr. MacNeil and any director or executive officer of the Company. With respect to Item 404(a) of Regulation S-K, there are no relationships or related transactions between Mr. MacNeil and the Company that would be required to be reported.

Appointment of Interim Chief Executive Officer

On July 1, 2020, the Company appointed Ernie Ortega as the Company’s interim Chief Executive Officer, to serve in such role while the Company conducts an executive search for a new permanent Chief Executive Officer. Mr. Ortega currently serves as the Company’s Chief Revenue Officer, and he will continue to perform his duties in such position. The information specified in Item 5.02(c)(2) of Form 8-K with respect to Mr. Ortega is set forth in the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on May 26, 2020, and is incorporated by reference herein.

Adjustment to Compensation of Chief Revenue Officer

On May 26, 2020, the “Company filed a Current Report on Form 8-K to report the appointment of Ernie Ortega as our Chief Revenue Officer. In connection with that filing, Company noted that its employment agreement with Mr. Ortega, dated June 9, 2019, was being reviewed. Upon completion of this review, the Board of Directors approved, effective retroactive to May 24, 2020:

•	an increase in Mr. Ortega’s annual base salary to $450,000;
•	an increase in Mr. Ortega’s potential bonus amount to 80% of his base salary; and
•	an equity award to Mr. Ortega of 150,000 shares of restricted common stock.

The other terms and conditions of Mr. Ortega’s employment with the Company, including, among other matters, his participation in the Company’s benefit plans, remain unchanged.

The equity award to Mr. Ortega is made under the Company’s 2018 Stock Option and Incentive Plan. 100,000 of the shares will vest in equal annual installments over a four year term, with 25% vesting on the first anniversary of the grant and the remainder vesting in equal quarterly installments thereafter. Mr. Ortega also received a performance grant of 25,000 shares of restricted common stock in the Company, which will start to vest if the Company completes a sale of its Infrastructure Division on terms approved by the Board of Directors on or before December 31, 2021, with vesting occurring over the two year period after such completion in eight equal quarterly installments (time vesting may occur after December 31, 2021). In addition, Mr. Ortega received a performance grant of 25,000 shares of restricted common stock in the Company, which will start to vest once the Company has achieved a longer term leverage target of the Company’s debt less cash not exceeding four times the Company’s quarterly adjusted earnings before interest, tax depreciation and amortization (EBITDA). These longer term performance shares will vest over the one year period after the leverage target is achieved in four equal quarterly installments, provided with respect to each such quarter that the leverage target is maintained (time vesting may occur after December 31, 2023). The vesting of Mr. Ortega’s equity awards will be accelerated in full upon a change of control of the Company.

Item 7.01	Regulation FD Disclosure

On July 6, 2020, the Company issued a news release announcing the appointment of Mr. Ortega as its interim Chief Executive Officer and Mr. MacNeil as its Chief Operating Officer.

A copy of the news release is furnished with this Form 8-K as Exhibit 99.1 and incorporated into this Item 7.01 by reference.

Item 9.01	Financial Statements and Exhibits.

(d)         Exhibits

The following exhibit is filed as part of this report:

Exhibit No.	Description

10.1	Employment Agreement, effective July 6, 2020, between Don MacNeil and GTT Communications, Inc.

99.1	Press Release dated July 6, 2020.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GTT COMMUNICATIONS, INC.

Date: July 6, 2020	By:	/s/ Chris McKee
		Name:	Chris McKee
		Title:	Secretary and General Counsel